UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2008

MEDICAL STAFFING NETWORK HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-31299	65-0865171
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

901 Yamato Road, Suite 110

Boca Raton, Florida 33431

(Address of principal executive offices)

Registrant’s telephone number: (561) 322-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 6, 2008, Medical Staffing Network Holdings, Inc. (Company) was notified by the New York Stock Exchange (NYSE) that it is no longer in compliance with the NYSE’s continued listing standards. The Company is considered below criteria for the continued listing standards because over a 30 trading-day period, its total market capitalization was less than $75 million and its most recently reported stockholders’ equity was less than $75 million. As of October 3, 2008, the Company’s 30 trading-day average market capitalization was $67.4 million, and in its quarterly report on Form 10-Q for the quarter ended June 29, 2008, the Company reported shareholders’ equity of $67.8 million.

On October 9, 2008, the Company issued a press release announcing that the NYSE notified the Company of its falling below criteria with respect to this continued listing standard. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Under applicable NYSE procedures, the Company has 45 days from the receipt of the notice to submit a plan to the NYSE to demonstrate its ability to achieve compliance with the continuing listing standards within 18 months. The Company intends to submit such a plan.

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits

99.1	Press Release, dated October 9, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 9, 2008	MEDICAL STAFFING NETWORK HOLDINGS, INC.

/s/ Kevin S. Little
Kevin S. Little
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated October 9, 2008.